Exhibit 99.2

For Immediate Release
August 1, 2018

The Carlyle Group Announces Second Quarter 2018 Financial Results

•	U.S. GAAP results included net income attributable to The Carlyle Group L.P. common unitholders of $64 million, or $0.56 per common unit on a diluted basis, for Q2 2018

•	Economic Income of $272 million on a pre-tax basis and Economic Net Income of $0.69 per Adjusted Unit on a post-tax basis in Q2 2018, driven by 5% carry fund portfolio appreciation

•	Distributable Earnings of $115 million on a pre-tax basis for Q2 2018 and $0.29 per common unit on a post-tax basis in Q2 2018

•	Declared a quarterly distribution of $0.22 per common unit for Q2 2018

•	Assets Under Management of $209.7 billion as of Q2 2018, up 24% over the last twelve months

•	Net accrued performance revenues of $2.0 billion as of Q2 2018, up 26% over the last twelve months

•	$7.0 billion in realized proceeds in Q2 2018 and $29.0 billion realized over the last twelve months

•	$3.5 billion of invested capital in Q2 2018 and $21.6 billion invested over the last twelve months

•	$12.3 billion in capital raised in Q2 2018 and a record $51.8 billion raised over the last twelve months
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the second quarter ended June 30, 2018.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “Carlyle’s momentum continued in the second quarter, with strong fund performance, fundraising and realization activity. We are making progress in growing Fee Related Earnings, with further room to accelerate. In addition, we are excited about our new partnership with AIG and DSA Reinsurance, where our 19.9% investment stake will drive new investment mandates across our firm.”

U.S. GAAP results for Q2 2018 included income before provision for income taxes of $253 million, and net income attributable to The Carlyle Group L.P. common unitholders of $64 million, or net income per common unit of $0.56, on a diluted basis. U.S. GAAP results for the twelve months ended June 30, 2018 included income before provision for income taxes of $939 million and net income attributable to The Carlyle Group L.P. common unitholders of $195 million. Total balance sheet assets were $13 billion as of June 30, 2018.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2018
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$238.8	$262.5	$279.3	$264.5	$301.3	$1,107.6
Incentive fees	11.1	10.4	8.2	6.3	7.4	32.3
Investment income, including performance allocations	591.5	312.4	664.4	362.2	503.3	1,842.3
Revenue from consolidated entities	5.6	44.7	45.1	47.3	53.6	190.7
All other revenues	61.4	9.9	10.8	22.5	28.0	71.2
Total revenues	908.4	639.9	1,007.8	702.8	893.6	3,244.1

Expenses
Cash-based compensation and benefits	151.0	174.1	181.6	187.3	176.0	719.0
Equity-based compensation	88.0	81.0	78.5	84.9	64.9	309.3
Performance allocations and incentive fee related compensation	257.1	137.6	276.5	158.0	222.0	794.1
General, administrative and other expenses	95.8	(18.7)	105.9	95.0	126.8	309.0
Expenses from consolidated entities and loss on deconsolidation of Urbplan	96.9	101.7	36.7	35.9	45.3	219.6
Interest and other non-operating expenses (income)	16.6	16.9	(54.4)	18.2	18.7	(0.6)
Total expenses	705.4	492.6	624.8	579.3	653.7	2,350.4

Net investment gains of consolidated funds	40.7	18.6	12.0	2.0	12.9	45.5
Income before provision for income taxes	243.7	165.9	395.0	125.5	252.8	939.2
Provision (benefit) for income taxes	13.2	(1.3)	107.2	7.8	11.6	125.3
Net income	230.5	167.2	287.8	117.7	241.2	813.9
Net income attributable to non-controlling interests in consolidated entities	16.5	27.6	25.1	11.0	16.7	80.4
Net income attributable to Carlyle Holdings	214.0	139.6	262.7	106.7	224.5	733.5
Net income attributable to non-controlling interests in Carlyle Holdings	156.4	95.0	203.8	67.0	155.1	520.9
Net income attributable to The Carlyle Group L.P.	57.6	44.6	58.9	39.7	69.4	212.6
Net income attributable to Series A Preferred Unitholders	—	—	6.0	5.9	5.9	17.8
Net income attributable to The Carlyle Group L.P. Common Unitholders	$57.6	$44.6	$52.9	$33.8	63.5	$194.8

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.65	$0.47	$0.53	$0.34	$0.62	$1.96
Diluted	$0.59	$0.43	$0.49	$0.30	$0.56	$1.79

Income before provision for income taxes(1) was $253 million for Q2 2018, compared to $244 million for Q2 2017. The increase in income before provision for income taxes in Q2 2018 compared to Q2 2017 was primarily due to, among other factors, a $63 million increase in fund management fees, partially offset by a $53 million decrease in investment income, including performance allocations, net of performance allocations and incentive fee related compensation.

Net income attributable to The Carlyle Group L.P. Common Unitholders was $64 million, or $0.56 per common unit on a diluted basis for Q2 2018, compared to $58 million, or $0.59 per common unit on a diluted basis for Q2 2017.

See Notes at end of document.

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Non-GAAP Operating Results

Carlyle Group Summary ($ in millions, except unit and per unit amounts)

						YTD	LTM	% Change
$ in millions, except per unit data and where noted
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q2 2018	Q3 17 - Q2 18	QoQ	YoY	LTM

Economic Income	$300.1	$202.7	$366.4	$169.0	$272.1	$441.1	$1,010.2	61%	(9)%	33%

Fee Related Earnings	20.2	108.0	26.7	28.2	57.8	86.0	220.7	105%	186%	487%

Distributable Earnings	198.9	259.9	155.8	138.9	114.5	253.4	669.1	(18)%	(42)%	37%

Economic Income, Tax and Per Unit Information

Economic Income	$300.1	$202.7	$366.4	$169.0	$272.1	$441.1	$1,010.2

Less (Add): Provision (Benefit) for income taxes (1)	25.3	10.4	13.2	2.1	28.5	30.6	54.2
Less: Preferred unit distributions	—	—	6.0	5.9	5.9	11.8	17.8

Economic Net Income (after taxes)	$274.8	$192.3	$347.2	$161.0	$237.7	$398.7	$938.2

Adjusted Units* (in millions)	337.5	342.8	343.5	345.9	345.4	345.4	343.7

Economic Net Income (after taxes and preferred unit distributions) per Adjusted Unit	$0.81	$0.56	$1.01	$0.47	$0.69	$1.16	$2.73

Distributable Earnings, Tax and Per Unit Information

Distributable Earnings	$198.9	$259.9	$155.8	$138.9	$114.5	$253.4	$669.1

Less: Estimated foreign, state, and local taxes(2)	5.6	5.4	5.0	7.7	6.9	14.6	25.0
Less: Preferred unit distributions	—	—	6.0	5.9	5.9	11.8	17.8

Distributable Earnings (after taxes and preferred unit distributions)	$193.3	$254.5	$144.8	$125.3	$101.7	$227.0	$626.3

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$55.6	$74.7	$43.3	$38.5	$31.8	$70.3	$188.3

Less: Estimated current corporate income taxes(3)	1.8	1.4	(0.5)	1.1	1.1	2.2	3.1

Distributable Earnings Attributable to Common Unitholders	$53.8	$73.3	$43.8	$37.4	$30.7	$68.1	$185.2

Units in public float (in millions) **	96.2	98.3	100.5	103.7	106.2	106.2	100.7

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.56	$0.75	$0.44	$0.36	$0.29	$0.65	$1.84

Distribution per common unit	$0.42	$0.56	$0.33	$0.27	$0.22	$0.49	$1.38

* Adjusted Units were determined as follows (in millions):
The Carlyle Group L.P. common units outstanding	91.1	97.8	100.1	101.4	102.1	102.1
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	238.2	236.6	234.8	233.9	233.2	233.2
Dilutive effect of unvested deferred restricted common units	7.6	7.8	8.0	10.2	9.7	9.9
Issuable Carlyle Group L.P. common units	—	—	—	0.4	0.4	0.4
Issuable Carlyle Holdings partnership units	0.6	0.6	0.6	—	—	—
Total Adjusted Units	337.5	342.8	343.5	345.9	345.4	345.6

** Excludes the repurchase of 134,424 common units that were pending settlement at June 30, 2018 and have been subtracted from the common units outstanding for purposes of this calculation. Includes approximately 4.2 million, net common units that will be issued in July and August 2018 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of June 30, 2018 because they will participate in the unitholder distribution that will be paid on the common units in August 2018.

Totals may not sum due to rounding. See Notes at end of document.

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Carry Fund Appreciation and Net Accrued Performance Revenues
Carlyle's carry fund portfolio appreciated 5% during Q2 2018 and 17% over the past twelve months. Carlyle's private carry fund portfolio appreciated 4% and the public carry fund portfolio appreciated 5% during Q2 2018, in both cases excluding Investment Solutions. As of June 30, public positions accounted for 13% of remaining fair value in our Corporate Private Equity, Real Assets and Global Credit carry funds. Carry fund valuations for the second quarter were positively impacted by strength in our sixth U.S. Buyout (CP VI) and our fourth European Buyout (CEP IV) funds, the eleventh NGP Energy fund (NGP XI), our international energy fund (CIEP) and our U.S. Real Estate funds, among others. The Net Accrued Performance Revenues balance increased 10% during the quarter to $2.0 billion, and increased 26% over the LTM.

	Carry Fund Appreciation/(Depreciation)(1)					LTM	Net Accrued Performance Revenues(2) ($ in millions)
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2017 - Q2 2018	Q2 2018
Overall Carry Fund Appreciation/(Depreciation)	5%	3%	5%	3%	5%	17%

Corporate Private Equity	8%	4%	8%	4%	3%	19%	$1,268
Buyout	9%	3%	8%	4%	3%	19%	$1,201
Growth Capital	4%	6%	6%	2%	3%	17%	$67

Real Assets	6%	2%	4%	2%	7%	16%	$580
Real Estate	6%	3%	3%	1%	5%	12%	$332
Natural Resources (3)	6%	5%	8%	2%	9%	29%	$264
Legacy Energy	4%	(3)%	2%	2%	4%	4%	$(16)

Global Credit Carry Funds	0%	0%	1%	2%	3%	9%	$34

Investment Solutions Carry Funds	1%	3%	3%	4%	8%	17%	$87

Net Accrued Performance Revenues							$1,969

The sum of quarters may not equal LTM due to rounding. See Notes at end of document.

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Carlyle All Segment Results

•
Economic Income was $272 million in Q2 2018, driven by 5% carry fund appreciation in the quarter. Economic Income of $1.0 billion over the LTM increased 33% compared to the prior LTM, supported by 17% appreciation in our carry funds.

•
Fee Related Earnings were $58 million in Q2 2018, nearly triple the $20 million in Q2 2017. Fund Management Fees of $328 million for Q2 2018 increased 28% versus Q2 2017, generally in line with a 26% increase in Fee-Earning AUM. Catch-up management fees were $12 million in Q2 2018, up from less than $1 million in Q2 2017.

•
Distributable Earnings of $115 million included $58 million in Fee Related Earnings and $50 million in Realized Net Performance Revenues. Realized Net Performance Revenues were lower than Q2 2017 because a higher percentage of realized proceeds in Q2 2018 arose from funds that are accruing, but not yet realizing performance revenues. We continue to expect full year 2018 Realized Net Performance Revenues to be lower than full year 2017.

•
Total Assets Under Management (“AUM”) of $209.7 billion increased 24% compared to Q2 2017 due to a combination of $51.8 billion in fundraising and $16.7 billion in market appreciation, partially offset by $29.0 billion in realized proceeds to fund investors.

•
Fee-Earning AUM of $146.5 billion increased 26% from Q2 2017. As of Q2 2018, there was $10.1 billion in pending Fee-Earning AUM that will turn on fees either through activation of the underlying fund or additional capital deployment.

Business Drivers

$ in billions, unless noted		Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fundraising		$8.4	$12.3	$11.4	$19.9	$15.9	$51.8

Invested Capital (carry funds)		3.4	3.5	7.9	7.5	16.8	21.6

Realized Proceeds (carry funds)		5.9	7.0	9.6	12.6	26.9	29.0

Carry Fund Appreciation		5%	5%	11%	9%	19%	17%

Financial Metrics

$ in millions		Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

	Fee Related Earnings (FRE)	$20	$58	$57	$86	$(31)	$221

+	Realized Net Performance Revenues	182	50	217	153	539	488

+	Realized Principal Investment Income	11	18	5	36	33	5

+	Net Interest	(14)	(11)	(26)	(22)	(52)	(45)

=	Distributable Earnings (DE)	$199	$115	$254	$253	$490	$669

	Fee Related Earnings (FRE)	$20	$58	$57	$86	$(31)	$221

+	Net Performance Revenues	299	250	694	410	897	894

+	Principal Investment Income	31	25	42	55	70	60

–	Equity-based Compensation	37	50	67	88	124	145

–	Net Interest	14	11	26	22	52	45

–	Other[1]	—	—	—	—	—	(25)

=	Economic Income	$300	$272	$700	$441	$759	$1,010

LTM, or last twelve months, refers to the period Q3 2017 through Q2 2018. Prior LTM, or the prior rolling 12-month period, refers to the period Q3 2016 through Q2 2017. Totals may not sum due to rounding. See Notes at end of document.

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Corporate Private Equity (CPE)

•	Corporate Private Equity carry funds appreciated 3% in the quarter, driving Net Performance Revenues of $117 million.

•
Economic Income was $100 million in Q2 2018 and $555 million for the LTM, a decrease of 19% from the prior LTM, driven by Fee Related Earnings as well as carry fund appreciation of 19% in the LTM compared to 23% in the prior LTM.

•
Fee Related Earnings were $4 million in Q2 2018, compared to $20 million in Q2 2017. Fund Management Fees increased 26% versus Q2 2017, but were offset by a $34 million increase in fundraising expenses. We activated fees on $23.6 billion of Fee Earning AUM in our latest vintage U.S. Buyout (CP VII) and Asia Buyout (CAP V) funds during the quarter.

•
Distributable Earnings of $40 million in Q2 2018 include $28 million in Realized Net Performance Revenues, $12 million in Realized Investment Income and the $4 million in Fee Related Earnings. Realized proceeds of $2.9 billion in Q2 2018 were slightly higher than Q2 2017, but generated lower Realized Net Performance Revenues due to a higher portion of exits from funds that are accruing, but not yet realizing performance revenues.

•
Invested $1.6 billion in Q2 2018 into new and follow-on investments, including Accolade Wines (CAP IV) and a follow-on investment in Novolex (CP VI). As of the end of Q2 2018, CPE had announced approximately $4.3 billion of investments that are expected to close over the next few quarters.

•
Assets Under Management reached a record $81.2 billion, an increase of 49% compared to Q2 2017, positively impacted by $32.8 billion in fundraising and $6.6 billion in market appreciation, partially offset by $13.0 billion in realized proceeds.

Business Drivers

$ in billions, unless noted	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fundraising	$0.3	$8.8	$0.5	$12.8	$0.9	$32.8

Invested Capital (carry funds)	1.4	1.6	3.9	2.4	7.1	9.5

Realized Proceeds (carry funds)	2.6	2.9	3.7	5.6	12.1	13.0

Carry Fund Appreciation	8%	3%	18%	7%	23%	19%

Financial Metrics

$ in millions	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fund Management Fees	$118	$148	$233	$262	$478	$500

Realized Net Performance Revenues	151	28	176	125	502	408
Net Performance Revenues	224	117	537	253	638	594

Realized Principal Investment Income	9	12	9	20	47	37
Principal Investment Income	22	7	28	22	58	57

Fee Related Earnings (FRE)	$20	$4	$36	$(10)	$84	$(19)

Distributable Earnings (DE)	$173	$40	$208	$126	$608	$406

Economic Income	$242	$100	$555	$214	$689	$555

Totals may not sum due to rounding.

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Real Assets

•	Real Assets carry funds appreciated 7% in the quarter, driving Net Performance Revenues of $115 million.

•
Economic Income was a record $144 million in Q2 2018 and $281 million for the LTM, an increase of 51% from the prior LTM, driven by fund appreciation as well as growth in Fee Related Earnings. Net performance revenues of $115 million in Q2 2018 increased 80% compared to Q2 2017, driven by strong appreciation in the eleventh NGP energy fund, our International Energy fund and our U.S. real estate funds.

•
Fee Related Earnings were $33 million in Q2 2018, compared to a $(7) million loss in Q2 2017, as Fund Management Fees increased 35% due to new capital raised, primarily in the latest vintage U.S. real estate and NGP carry funds. Catch up management fees were $8 million in the second quarter, up from less than $1 million in Q2 2017.

•	Distributable Earnings were $52 million in Q2 2018 and $95 million over the LTM. Realized Net Performance Revenues were $19 million in Q2 2018 driven by realized proceeds of $1.4 billion.

•	Invested $0.8 billion in the quarter, the same level as Q2 2017 and a record $5.6 billion in the LTM.

•
Assets Under Management of $45.4 billion increased 17% compared to Q2 2017, largely driven by $7.5 billion in fundraising and $3.7 billion in market appreciation, partially offset by $5.5 billion in realized proceeds. Fundraising of $0.7 billion in Q2 2018 included closes in our core plus real estate fund (CPI) and the latest vintage NGP energy fund.

Business Drivers

$ in billions, unless noted	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fundraising	$3.6	$0.7	$4.6	$2.0	$5.2	$7.5

Invested Capital (carry funds)	0.8	0.8	1.5	2.7	4.6	5.6

Realized Proceeds (carry funds)	0.9	1.4	1.5	2.5	5.2	5.5

Carry Fund Appreciation	6%	7%	11%	9%	20%	16%

Financial Metrics

$ in millions	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fund Management Fees	$58	$79	$114	$153	$234	$303

Realized Net Performance Revenues	22	19	29	22	10	44
Net Performance Revenues	64	115	130	126	210	240

Realized Principal Investment Income/(Loss)	—	3	(8)	11	(21)	(44)
Principal Investment Income/(Loss)	7	15	4	24	(10)	(17)

Fee Related Earnings (FRE)	$(7)	$33	$2	$57	$32	$107

Distributable Earnings (DE)	$12	$52	$15	$85	$6	$95

Economic Income	$51	$144	$110	$175	$186	$281

Totals may not sum due to rounding.

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Global Credit

•	Economic Income was $11 million in Q2 2018 and $109 million for the LTM. Global Credit carry funds appreciated 3% in the quarter and 9% over the LTM.

•
Fee Related Earnings were $12 million in Q2 2018 compared to less than $1 million in Q2 2017. Fund Management Fees increased 33% year over year, partially offset by higher compensation expense related to the continuing build out of our credit platform.

•	Distributable Earnings of $15 million in Q2 2018 included $12 million of Fee Related Earnings and $3 million of Realized Net Performance Revenues.

•
Invested $0.2 billion in Global Credit carry funds in the quarter and $2.1 billion for the LTM. Direct Lending originated gross new loans of approximately $665 million in the quarter and approximately $2.1 billion for the LTM. We raised $1.6 billion of CLO par value of in the quarter and $4.8 billion for the LTM.

•
Assets Under Management of $35.5 billion increased 15% compared to Q2 2017, largely driven by $6.4 billion of fundraising, partially offset by $0.9 billion in realized proceeds. Fundraising of $2.0 billion for Q2 2018 included two new CLOs and several CLO resets, as well as additional capital raised for Direct Lending. Fee-Earning AUM of $28.8 billion increased 14% compared to Q2 2017.

Business Drivers

$ in billions, unless noted	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fundraising	$2.7	$2.0	$3.1	$2.9	$5.5	$6.4

Invested Capital (carry funds)	0.2	0.2	0.5	0.6	1.0	2.1

Realized Proceeds (carry funds)	0.1	0.3	0.2	0.5	0.4	0.9

Carry Fund Appreciation	0%	3%	8%	6%	11%	9%

Financial Metrics

$ in millions	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fund Management Fees	$45	$60	$93	$119	$185	$217

Realized Net Performance Revenues	9	3	12	3	25	32
Net Performance Revenues	8	8	19	9	32	22

Realized Principal Investment Income	2	2	4	5	7	13
Principal Investment Income	2	1	8	5	19	14

Fee Related Earnings (FRE)	$1	$12	$4	$21	$(174)	$99

Distributable Earnings (DE)	$9	$15	$17	$25	$(148)	$135

Economic Income	$1	$11	$16	$18	$(150)	$109

Totals may not sum due to rounding.

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Investment Solutions

•
Investment Solutions carry funds appreciated 8% in the quarter and 17% over the LTM. Excluding the impact of foreign exchange translation, Investment Solutions carry funds appreciated 5% in Q2 2018 and 19% over the LTM.

•
Economic Income was $17 million in Q2 2018 and $66 million for the LTM. Net Performance Revenues of $11 million in Q2 2018 were nearly triple the $4 million in Q2 2017. Net accrued performance revenue of $87 million increased 58% compared to Q2 2017 due to strong underlying fund performance, as well as an increasing share of AlpInvest performance revenues that are now accruing to Carlyle's benefit.

•
Fee Related Earnings were $9 million in Q2 2018 and $34 million over the LTM. Fund Management Fees increased 15% in Q2 2018 compared to Q2 2017 as Fee-Earning AUM increased 5% and average management fee rates increased.

•	Distributable Earnings were $9 million in Q2 2018 and $34 million for the LTM, with LTM Distributable Earnings up 41% compared to the prior LTM.

•	Invested $0.8 billion in Investment Solutions carry funds during Q2 2018, and $4.3 billion over the LTM, roughly in line with $4.1 billion invested over the prior LTM period.

•
Assets Under Management of $47.6 billion increased 4% compared to Q2 2017, largely attributable to $5.1 billion in fundraising and $6.2 billion in market appreciation, partially offset by $9.6 billion in realized proceeds. Fundraising of $0.7 billion for Q2 2018 included closings in AlpInvest's primary funds and vehicles, and new commitments to Metropolitan Real Estate's primary and secondary fund vehicles. Fee-Earning AUM of $29.8 billion was up 5% compared to Q2 2017.

Business Drivers

$ in billions, unless noted	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fundraising (excluding acquisitions)	$1.7	$0.7	$3.1	$2.3	$4.3	$5.1

Invested Capital (carry funds)	1.0	0.8	1.9	1.8	4.1	4.3

Realized Proceeds (carry funds)	2.3	2.4	4.2	4.1	9.2	9.6

Carry Fund Appreciation	1%	8%	4%	12%	14%	17%

Financial Metrics

$ in millions	Q2 2017	Q2 2018	Prior YTD	YTD	Prior LTM	LTM

Fund Management Fees	$36	$42	$72	$82	$142	$165

Realized Net Performance Revenues	—	—	1	2	2	4
Net Performance Revenues	4	11	8	22	17	39

Realized Principal Investment Income/(Loss)	—	—	—	—	—	—
Principal Investment Income	—	2	2	3	2	6

Fee Related Earnings (FRE)	$7	$9	$16	$18	$27	$34

Distributable Earnings (DE)	$5	$9	$14	$17	$24	$34

Economic Income	$7	$17	$19	$33	$34	$66

Totals may not sum due to rounding. See Notes at end of document.

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Fund Activity Metrics ($ billions)

By Quarter	By Sub-segment

Fundraising

Invested Capital (Carry Funds only)

Realized Proceeds (Carry Funds only)
Totals may not sum due to rounding.

Page | 10

Total Assets Under Management

Assets Under Management of $209.7 billion increased 24% compared to $169.8 billion in Q2 2017. Remaining fair value was a record $73.9 billion in our Corporate Private Equity, Real Assets and Global Credit carry funds and increased 16% compared to Q2 2017.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q2 2018	Q1 2018%		Q2 2017%

Corporate Private Equity	81.2	75.0	8%	54.3	49%
Real Assets	45.4	44.0	3%	38.9	17%
Global Credit	35.5	33.8	5%	30.9	15%
Investment Solutions	47.6	48.7	(2)%	45.7	4%
Total	209.7	201.5	4%	169.8	24%

Data as of June 30, 2018. Totals may not sum due to rounding. See Notes and definitions of AUM roll forward components at end of document.

Page | 11

Fee-Earning Assets Under Management

Fee-Earning Assets Under Management of $146.5 billion increased 26% from Q2 2017, primarily driven by the activation of management fees in our latest generation U.S. and Asia Buyout funds. Pending Fee-Earning AUM was $10 billion as of Q2 2018, down from $27 billion as of Q1 2018.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q2 2018	Q1 2018%		Q2 2017%

Corporate Private Equity	56.3	35.3	60%	36.2	55%
Real Assets	31.5	32.1	(2)%	26.2	20%
Global Credit	28.8	27.8	3%	25.2	14%
Investment Solutions	29.8	30.5	(2)%	28.5	5%
Total	146.5	125.8	16%	116.1	26%

Note: As of June 30, 2018. Totals may not sum due to rounding.

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance revenues, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of June 30, 2018.

•	Cash and Cash Equivalents and Corporate Treasury Investments(1) of $1.2 billion.

•	On-balance sheet investments attributable to unitholders of $1.1 billion(2), excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance revenues attributable to unitholders of $2.0 billion. These performance revenues are comprised of $3.9 billion of gross accrued performance revenues, less $0.1 billion in accrued giveback obligation and $1.8 billion in accrued performance allocations and incentive fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.3 billion, exclusive of $0.3 billion of loans used to finance our investments in CLOs.

•	5.875% Series A Preferred Units totaling $387.5 million.

During Q2 2018, Carlyle repurchased and retired approximately 2.3 million units for an aggregate purchase price of $51 million. Cumulatively through June 30, 2018, Carlyle has repurchased and retired 6.0 million units for an aggregate purchase price of $110 million as part of its previously announced $200 million unit repurchase program, with the majority of repurchases done via open market transactions.

See Notes at end of document.

Page | 12

Distributions

The Board of Directors has declared a quarterly distribution of $0.22 per common unit to holders of record at the close of business on August 13, 2018, payable on August 17, 2018.

The Board of Directors has declared a quarterly distribution of $0.367188 per preferred unit to preferred unitholders of record at the close of business on September 1, 2018, payable on September 17, 2018.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, August 1, 2018, to announce its second quarter 2018 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $210 billion of assets under management across 335 investment vehicles as of June 30, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,625 people in 31 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations    Media
Daniel Harris    Jordan DeJarnette
Phone: +1 (212) 813-4527    Phone: +1 (202) 729-5025
daniel.harris@carlyle.com    jordan.dejarnette@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 15, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 13

APPENDIX
The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	Jun 30, 2017 (As Adjusted)	Jun 30, 2018	Jun 30, 2017 (As Adjusted)	Jun 30, 2018
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$238.8	$301.3	$485.1	$565.8
Incentive fees	11.1	7.4	16.7	13.7
Investment income
Performance allocations
Realized	346.6	97.4	424.2	318.0
Unrealized	185.9	327.7	784.3	415.2
Principal investment income (loss)
Realized	26.7	36.3	26.5	63.8
Unrealized	32.3	41.9	78.8	68.5
Total investment income	591.5	503.3	1,313.8	865.5
Interest and other income	5.6	28.0	16.0	50.5
Interest and other income of Consolidated Funds	45.0	53.6	87.9	100.9
Revenue of a real estate VIE	16.4	—	109.0	—
Total revenues	908.4	893.6	2,028.5	1,596.4

Expenses
Compensation and benefits
Cash-based compensation and benefits	151.0	176.0	297.0	363.3
Equity-based compensation	88.0	64.9	160.8	149.8
Performance allocations and incentive fee related compensation
Realized	166.7	51.7	212.5	160.1
Unrealized	90.4	170.3	361.7	219.9
Total compensation and benefits	496.1	462.9	1,032.0	893.1
General, administrative and other expenses	95.8	126.8	189.6	221.8
Interest	16.5	18.4	31.5	36.3
Interest and other expenses of Consolidated Funds	78.5	45.3	123.7	81.2
Interest and other expenses of a real estate VIE	18.4	—	138.0	—
Other non-operating expense	0.1	0.3	0.1	0.6
Total expenses	705.4	653.7	1,514.9	1,233.0

Other income
Net investment gains of Consolidated Funds	40.7	12.9	57.8	14.9

Income before provision for income taxes	243.7	252.8	571.4	378.3
Provision for income taxes	13.2	11.6	19.0	19.4
Net income	230.5	241.2	552.4	358.9
Net income attributable to non-controlling interests in consolidated entities	16.5	16.7	19.8	27.7
Net income attributable to Carlyle Holdings	214.0	224.5	532.6	331.2
Net income attributable to non-controlling interests in Carlyle Holdings	156.4	155.1	392.0	222.1
Net income attributable to The Carlyle Group L.P.	57.6	69.4	140.6	109.1
Net income attributable to Series A Preferred Unitholders	—	5.9	—	11.8
Net income attributable to The Carlyle Group L.P. Common Unitholders	$57.6	$63.5	$140.6	$97.3

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.65	$0.62	$1.61	$0.96
Diluted	$0.59	$0.56	$1.49	$0.87

Weighted-average common units
Basic	88,801,343	102,465,109	87,079,007	101,603,587
Diluted	96,986,255	112,582,728	94,486,422	111,948,144

Page | 14

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
Total Segment Revenues	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)
Segment fee revenues
Fund management fees	$257.2	$287.5	$328.1	$1,039.0	$1,183.8
Portfolio advisory fees, net	4.9	3.6	3.2	16.5	14.6
Transaction fees, net	1.2	3.0	3.8	17.2	24.8
Total segment fee revenues	263.3	294.1	335.1	1,072.7	1,223.2
Performance revenues
Realized	352.7	211.0	99.5	1,113.2	960.1
Unrealized	206.6	106.4	370.0	554.2	727.7
Total performance revenues	559.3	317.4	469.5	1,667.4	1,687.8
Principal investment income
Realized	10.6	18.7	17.7	33.3	5.4
Unrealized	20.6	10.9	7.6	36.3	54.9
Total principal investment income	31.2	29.6	25.3	69.6	60.3
Interest income	2.4	6.7	7.9	10.5	25.5
Other income	2.8	6.1	2.4	15.0	15.9
Total Segment Revenues	$859.0	$653.9	$840.2	$2,835.2	$3,012.7

	Three Months Ended			Twelve Months Ended
Total Segment Expenses	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	$153.0	$189.1	$172.3	$593.1	$719.1
Equity-based compensation	36.7	37.7	50.0	124.1	144.8
Performance revenues related compensation
Realized	170.6	107.9	49.9	573.9	472.2
Unrealized	89.3	49.5	170.0	197.0	321.7
Total compensation and benefits	449.6	384.2	442.2	1,488.1	1,657.8
General, administrative and other indirect expenses	85.4	74.8	98.9	496.4	241.6
Depreciation and amortization expense	7.5	8.1	8.5	29.4	32.7
Interest expense	16.4	17.8	18.5	62.0	70.4
Total Segment Expenses	$558.9	$484.9	$568.1	$2,075.9	$2,002.5

	Three Months Ended			Twelve Months Ended
Total Segments	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)
Total Segment Revenues	$859.0	$653.9	$840.2	$2,835.2	$3,012.7
Total Segment Expenses	558.9	484.9	568.1	2,075.9	2,002.5
Economic Income	$300.1	$169.0	$272.1	$759.3	$1,010.2
(-) Net Performance Revenues	299.4	160.0	249.6	896.5	893.9
(-) Principal Investment Income	31.2	29.6	25.3	69.6	60.3
(+) Equity-based compensation	36.7	37.7	50.0	124.1	144.8
(+) Net interest	14.0	11.1	10.6	51.5	44.9
(+) Reserve for Litigation and Contingencies	—	—	—	—	(25.0)
(=) Fee Related Earnings	$20.2	$28.2	$57.8	$(31.2)	$220.7
(+) Realized Net Performance Revenues	182.1	103.1	49.6	539.3	487.9
(+) Realized Principal Investment Income	10.6	18.7	17.7	33.3	5.4
(+) Net interest	(14.0)	(11.1)	(10.6)	(51.5)	(44.9)
(=) Distributable Earnings	$198.9	$138.9	$114.5	$489.9	$669.1

Page | 15

Total Segment Information (Unaudited), cont.

	Three Months Ended

Total Segment Revenues	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
	(Dollars in millions)
Segment fee revenues
Fund management fees	$257.2	$278.4	$289.8	$287.5	$328.1
Portfolio advisory fees, net	4.9	4.1	3.7	3.6	3.2
Transaction fees, net	1.2	6.1	11.9	3.0	3.8
Total segment fee revenues	263.3	288.6	305.4	294.1	335.1
Performance revenues
Realized	352.7	411.0	238.6	211.0	99.5
Unrealized	206.6	(125.6)	376.9	106.4	370.0
Total performance revenues	559.3	285.4	615.5	317.4	469.5
Principal investment income/(loss)
Realized	10.6	(53.4)	22.4	18.7	17.7
Unrealized	20.6	18.1	18.3	10.9	7.6
Total principal investment income/(loss)	31.2	(35.3)	40.7	29.6	25.3
Interest income	2.4	5.4	5.5	6.7	7.9
Other income	2.8	3.4	4.0	6.1	2.4
Total Segment Revenues	$859.0	$547.5	$971.1	$653.9	$840.2

	Three Months Ended
Total Segment Expenses	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	$153.0	$177.3	$180.4	$189.1	$172.3
Equity-based compensation	36.7	30.4	26.7	37.7	50.0
Performance revenues related compensation
Realized	170.6	194.1	120.3	107.9	49.9
Unrealized	89.3	(55.7)	157.9	49.5	170.0
Total compensation and benefits	449.6	346.1	485.3	384.2	442.2
General, administrative and other indirect expenses	85.4	(26.5)	94.4	74.8	98.9
Depreciation and amortization expense	7.5	8.2	7.9	8.1	8.5
Interest expense	16.4	17.0	17.1	17.8	18.5
Total Segment Expenses	$558.9	$344.8	$604.7	$484.9	$568.1

	Three Months Ended

Total Segments	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
	(Dollars in millions)
Total Segment Revenues	$859.0	$547.5	$971.1	$653.9	$840.2
Total Segment Expenses	558.9	344.8	604.7	484.9	568.1
Economic Income	$300.1	$202.7	$366.4	$169.0	$272.1
(-) Net Performance Revenues	299.4	147.0	337.3	160.0	249.6
(-) Principal Investment Income/(Loss)	31.2	(35.3)	40.7	29.6	25.3
(+) Equity-based compensation	36.7	30.4	26.7	37.7	50.0
(+) Net interest	14.0	11.6	11.6	11.1	10.6
(+) Reserve for Litigation and Contingencies	—	(25.0)	—	—	—
(=) Fee Related Earnings	$20.2	$108.0	$26.7	$28.2	$57.8
(+) Realized Net Performance Revenues	182.1	216.9	118.3	103.1	49.6
(+) Realized Principal Investment Income/(Loss)	10.6	(53.4)	22.4	18.7	17.7
(+) Net interest	(14.0)	(11.6)	(11.6)	(11.1)	(10.6)
(=) Distributable Earnings	$198.9	$259.9	$155.8	$138.9	$114.5

Page | 16

 Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Corporate Private Equity	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$117.7	$118.3	$119.3	$114.1	$148.0	$478.3	$499.7
Portfolio advisory fees, net	4.5	3.6	3.3	3.2	2.8	14.5	12.9
Transaction fees, net	1.2	5.3	8.2	0.3	3.6	17.2	17.4
Total segment fee revenues	123.4	127.2	130.8	117.6	154.4	510.0	530.0
Performance revenues
Realized	272.1	345.4	162.7	188.0	52.0	919.8	748.1
Unrealized	142.9	(193.2)	316.6	64.6	163.8	252.7	351.8
Total performance revenues	415.0	152.2	479.3	252.6	215.8	1,172.5	1,099.9
Principal investment income/(loss)
Realized	8.9	6.5	9.8	7.9	12.3	46.9	36.5
Unrealized	13.3	4.1	14.1	7.0	(4.9)	10.9	20.3
Total principal investment income	22.2	10.6	23.9	14.9	7.4	57.8	56.8
Interest income	0.8	1.8	1.8	2.0	2.5	3.5	8.1
Other income	1.3	1.6	1.8	3.1	0.6	5.9	7.1
Total revenues	562.7	293.4	637.6	390.2	380.7	1,749.7	1,701.9

Expenses
Compensation and benefits
Cash-based compensation and benefits	72.7	83.6	110.3	97.2	90.5	285.5	381.6
Equity-based compensation	17.8	14.5	13.2	18.7	23.0	65.9	69.4
Performance revenues related compensation
Realized	121.6	147.7	77.5	90.7	24.0	417.9	339.9
Unrealized	69.4	(76.1)	141.5	26.1	75.0	116.7	166.5
Total compensation and benefits	281.5	169.7	342.5	232.7	212.5	886.0	957.4
General, administrative and other indirect expenses	28.4	20.5	35.9	32.9	56.5	132.4	145.8
Depreciation and amortization expense	3.7	4.1	3.8	4.0	4.2	14.2	16.1
Interest expense	7.3	7.0	6.8	7.0	7.1	28.1	27.9
Total expenses	320.9	201.3	389.0	276.6	280.3	1,060.7	1,147.2

Economic Income	$241.8	$92.1	$248.6	$113.6	$100.4	$689.0	$554.7
(-) Net Performance Revenues	224.0	80.6	260.3	135.8	116.8	637.9	593.5
(-) Principal Investment Income	22.2	10.6	23.9	14.9	7.4	57.8	56.8
(+) Equity-based compensation	17.8	14.5	13.2	18.7	23.0	65.9	69.4
(+) Net interest	6.5	5.2	5.0	5.0	4.6	24.6	19.8
(+) Reserve for Litigation and Contingencies	—	(12.5)	—	—	—	—	(12.5)
(=) Fee Related Earnings	$19.9	$8.1	$(17.4)	$(13.4)	$3.8	$83.8	$(18.9)
(+) Realized Net Performance Revenues	150.5	197.7	85.2	97.3	28.0	501.9	408.2
(+) Realized Principal Investment Income	8.9	6.5	9.8	7.9	12.3	46.9	36.5
(+) Net interest	(6.5)	(5.2)	(5.0)	(5.0)	(4.6)	(24.6)	(19.8)
(=) Distributable Earnings	$172.8	$207.1	$72.6	$86.8	$39.5	$608.0	$406.0

Page | 17

Real Assets Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Real Assets	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$58.2	$71.4	$78.0	$74.4	$78.7	$233.6	$302.5
Portfolio advisory fees, net	0.1	0.4	0.2	0.3	0.4	0.3	1.3
Transaction fees, net	—	0.8	3.7	2.7	0.1	—	7.3
Total segment fee revenues	58.3	72.6	81.9	77.4	79.2	233.9	311.1
Performance revenues
Realized	39.7	20.4	18.4	7.8	33.6	45.7	80.2
Unrealized	60.6	60.8	68.2	2.4	143.0	249.5	274.4
Total performance revenues	100.3	81.2	86.6	10.2	176.6	295.2	354.6
Principal investment income/(loss)
Realized	0.3	(64.6)	9.2	8.2	3.1	(21.1)	(44.1)
Unrealized	6.8	12.4	2.3	0.9	11.9	11.4	27.5
Total principal investment income/(loss)	7.1	(52.2)	11.5	9.1	15.0	(9.7)	(16.6)
Interest income	0.4	1.0	1.0	0.9	1.2	1.8	4.1
Other income	0.3	0.6	0.9	1.2	0.7	1.7	3.4
Total revenues	166.4	103.2	181.9	98.8	272.7	522.9	656.6

Expenses
Compensation and benefits
Cash-based compensation and benefits	37.3	39.3	20.9	34.7	29.3	121.6	124.2
Equity-based compensation	9.3	8.7	8.1	10.1	15.9	31.2	42.8
Performance revenues related compensation
Realized	17.4	9.2	8.2	4.0	15.0	35.7	36.4
Unrealized	19.2	21.6	15.2	(4.9)	46.8	49.5	78.7
Total compensation and benefits	83.2	78.8	52.4	43.9	107.0	238.0	282.1
General, administrative and other indirect expenses	26.5	10.5	25.9	18.1	15.9	75.7	70.4
Depreciation and amortization expense	1.6	1.9	1.8	1.6	1.6	6.3	6.9
Interest expense	4.4	4.2	4.3	3.9	4.1	16.5	16.5
Total expenses	115.7	95.4	84.4	67.5	128.6	336.5	375.9

Economic Income	$50.7	$7.8	$97.5	$31.3	$144.1	$186.4	$280.7
(-) Net Performance Revenues	63.7	50.4	63.2	11.1	114.8	210.0	239.5
(-) Principal Investment Income/(Loss)	7.1	(52.2)	11.5	9.1	15.0	(9.7)	(16.6)
(+) Equity-based compensation	9.3	8.7	8.1	10.1	15.9	31.2	42.8
(+) Net interest	4.0	3.2	3.3	3.0	2.9	14.7	12.4
(+) Reserve for Litigation and Contingencies	—	(5.8)	—	—	—	—	(5.8)
(=) Fee Related Earnings	$(6.8)	$15.7	$34.2	$24.2	$33.1	$32.0	$107.2
(+) Realized Net Performance Revenues	22.3	11.2	10.2	3.8	18.6	10.0	43.8
(+) Realized Principal Investment Income/(Loss)	0.3	(64.6)	9.2	8.2	3.1	(21.1)	(44.1)
(+) Net interest	(4.0)	(3.2)	(3.3)	(3.0)	(2.9)	(14.7)	(12.4)
(=) Distributable Earnings	$11.8	$(40.9)	$50.3	$33.2	$51.9	$6.2	$94.5

Page | 18

Global Credit Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Global Credit	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$45.1	$47.6	$50.7	$58.7	$59.8	$185.4	$216.8
Portfolio advisory fees, net	0.3	0.1	0.2	0.1	—	0.9	0.4
Transaction fees, net	—	—	—	—	0.1	—	0.1
Total segment fee revenues	45.4	47.7	50.9	58.8	59.9	186.3	217.3
Performance revenues
Realized	17.2	15.0	37.6	1.1	4.7	52.2	58.4
Unrealized	(1.6)	2.6	(31.8)	2.6	8.8	12.6	(17.8)
Total performance revenues	15.6	17.6	5.8	3.7	13.5	64.8	40.6
Principal investment income/(loss)
Realized	1.5	4.7	3.3	2.5	2.4	7.4	12.9
Unrealized	0.1	—	1.1	2.0	(1.7)	11.8	1.4
Total principal investment income	1.6	4.7	4.4	4.5	0.7	19.2	14.3
Interest income	1.0	2.0	2.5	3.3	3.9	4.7	11.7
Other income	1.1	1.1	1.2	1.6	1.0	6.9	4.9
Total revenues	64.7	73.1	64.8	71.9	79.0	281.9	288.8

Expenses
Compensation and benefits
Cash-based compensation and benefits	22.8	29.7	28.3	34.0	30.5	105.9	122.5
Equity-based compensation	7.5	5.1	3.8	5.9	7.1	20.0	21.9
Performance revenues related compensation
Realized	8.2	7.3	16.8	0.6	2.1	27.0	26.8
Unrealized	(0.7)	0.8	(14.2)	1.2	3.9	5.8	(8.3)
Total compensation and benefits	37.8	42.9	34.7	41.7	43.6	158.7	162.9
General, administrative and other indirect expenses	21.8	(63.6)	21.9	15.8	17.3	255.6	(8.6)
Depreciation and amortization expense	1.3	1.3	1.3	1.4	1.6	5.6	5.6
Interest expense	3.2	4.2	4.5	5.3	5.8	11.6	19.8
Total expenses	64.1	(15.2)	62.4	64.2	68.3	431.5	179.7

Economic Income	$0.6	$88.3	$2.4	$7.7	$10.7	$(149.6)	$109.1
(-) Net Performance Revenues	8.1	9.5	3.2	1.9	7.5	32.0	22.1
(-) Principal Investment Income	1.6	4.7	4.4	4.5	0.7	19.2	14.3
(+) Equity-based compensation	7.5	5.1	3.8	5.9	7.1	20.0	21.9
(+) Net interest	2.2	2.2	2.0	2.0	1.9	6.9	8.1
(+) Reserve for Litigation and Contingencies	—	(4.1)	—	—	—	—	(4.1)
(=) Fee Related Earnings	$0.6	$77.3	$0.6	$9.2	$11.5	$(173.9)	$98.6
(+) Realized Net Performance Revenues	9.0	7.7	20.8	0.5	2.6	25.2	31.6
(+) Realized Principal Investment Income	1.5	4.7	3.3	2.5	2.4	7.4	12.9
(+) Net interest	(2.2)	(2.2)	(2.0)	(2.0)	(1.9)	(6.9)	(8.1)
(=) Distributable Earnings	$8.9	$87.5	$22.7	$10.2	$14.6	$(148.2)	$135.0

Page | 19

Investment Solutions Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended

Investment Solutions	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017	Jun 30, 2018
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$36.2	$41.1	$41.8	$40.3	$41.6	$141.7	$164.8
Portfolio advisory fees, net	—	—	—	—	—	0.8	—
Transaction fees, net	—	—	—	—	—	—	—
Total segment fee revenues	36.2	41.1	41.8	40.3	41.6	142.5	164.8
Performance revenues
Realized	23.7	30.2	19.9	14.1	9.2	95.5	73.4
Unrealized	4.7	4.2	23.9	36.8	54.4	39.4	119.3
Total performance revenues	28.4	34.4	43.8	50.9	63.6	134.9	192.7
Principal investment income/(loss)
Realized	(0.1)	—	0.1	0.1	(0.1)	0.1	0.1
Unrealized	0.4	1.6	0.8	1.0	2.3	2.2	5.7
Total principal investment income	0.3	1.6	0.9	1.1	2.2	2.3	5.8
Interest income	0.2	0.6	0.2	0.5	0.3	0.5	1.6
Other income	0.1	0.1	0.1	0.2	0.1	0.5	0.5
Total revenues	65.2	77.8	86.8	93.0	107.8	280.7	365.4

Expenses
Compensation and benefits
Cash-based compensation and benefits	20.2	24.7	20.9	23.2	22.0	80.1	90.8
Equity-based compensation	2.1	2.1	1.6	3.0	4.0	7.0	10.7
Performance revenues related compensation
Realized	23.4	29.9	17.8	12.6	8.8	93.3	69.1
Unrealized	1.4	(2.0)	15.4	27.1	44.3	25.0	84.8
Total compensation and benefits	47.1	54.7	55.7	65.9	79.1	205.4	255.4
General, administrative and other indirect expenses	8.7	6.1	10.7	8.0	9.2	32.7	34.0
Depreciation and amortization expense	0.9	0.9	1.0	1.1	1.1	3.3	4.1
Interest expense	1.5	1.6	1.5	1.6	1.5	5.8	6.2
Total expenses	58.2	63.3	68.9	76.6	90.9	247.2	299.7

Economic Income	$7.0	$14.5	$17.9	$16.4	$16.9	$33.5	$65.7
(-) Net Performance Revenues	3.6	6.5	10.6	11.2	10.5	16.6	38.8
(-) Principal Investment Income	0.3	1.6	0.9	1.1	2.2	2.3	5.8
(+) Equity-based compensation	2.1	2.1	1.6	3.0	4.0	7.0	10.7
(+) Net interest	1.3	1.0	1.3	1.1	1.2	5.3	4.6
(+) Reserve for Litigation and Contingencies	—	(2.6)	—	—	—	—	(2.6)
(=) Fee Related Earnings	$6.5	$6.9	$9.3	$8.2	$9.4	$26.9	$33.8
(+) Realized Net Performance Revenues	0.3	0.3	2.1	1.5	0.4	2.2	4.3
(+) Realized Principal Investment Income/(Loss)	(0.1)	—	0.1	0.1	(0.1)	0.1	0.1
(+) Net interest	(1.3)	(1.0)	(1.3)	(1.1)	(1.2)	(5.3)	(4.6)
(=) Distributable Earnings	$5.4	$6.2	$10.2	$8.7	$8.5	$23.9	$33.6

Page | 20

Total AUM Roll Forward (Unaudited)

	Three Months Ended June 30, 2018
(USD in millions)	Corporate Private Equity	Real Assets*	Global Credit	Investment Solutions (6)	Total
Total AUM
Balance, Beginning of Period	$74,978	$44,028	$33,783	$48,707	$201,496
New Commitments (1)	8,733	721	2,018	640	12,112
Outflows (2)	(2,317)	(1,078)	(186)	(2,378)	(5,959)
Market Appreciation/(Depreciation) (3)	1,014	1,873	128	2,744	5,759
Foreign Exchange Gain/(Loss) (4)	(738)	(84)	(364)	(1,934)	(3,120)
Other (5)	(502)	(42)	152	(154)	(546)
Balance, End of Period	$81,168	$45,418	$35,531	$47,625	$209,742

	For the Twelve Months Ended June 30, 2018
(USD in millions)	Corporate Private Equity	Real Assets*	Global Credit	Investment Solutions (6)	Total
Total AUM
Balance, Beginning of Period	$54,323	$38,944	$30,892	$45,666	$169,825
New Commitments (1)	32,699	7,533	6,425	4,678	51,335
Outflows (2)	(11,665)	(4,525)	(2,375)	(9,628)	(28,193)
Market Appreciation/(Depreciation) (3)	6,565	3,678	241	6,217	16,701
Foreign Exchange Gain/(Loss) (4)	39	(49)	145	678	813
Other (5)	(793)	(163)	203	14	(739)
Balance, End of Period	$81,168	$45,418	$35,531	$47,625	$209,742

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended June 30, 2018
(USD in millions)	Corporate Private Equity	Real Assets (12)*	Global Credit	Investment Solutions	Total
Fee-Earning AUM
Balance, Beginning of Period	$35,293	$32,134	$27,830	$30,514	$125,771
Inflows, including Fee-paying Commitments (7)	23,619	637	79	1,604	25,939
Outflows, including Distributions (8)	(2,143)	(1,171)	(207)	(1,096)	(4,617)
Changes in CLO collateral balances (9)	—	—	1,339	—	1,339
Market Appreciation/(Depreciation) (10)	(8)	19	—	2	13
Foreign Exchange and other (11)	(451)	(78)	(246)	(1,193)	(1,968)
Balance, End of Period	$56,310	$31,541	$28,795	$29,831	$146,477

	For the Twelve Months Ended June 30, 2018
(USD in millions)	Corporate Private Equity	Real Assets (12)*	Global Credit	Investment Solutions	Total
Fee-Earning AUM
Balance, Beginning of Period	$36,216	$26,236	$25,214	$28,468	$116,134
Inflows, including Fee-paying Commitments (7)	25,395	9,986	584	6,032	41,997
Outflows, including Distributions (8)	(5,473)	(4,692)	(344)	(5,057)	(15,566)
Changes in CLO collateral balances (9)	—	—	2,792	—	2,792
Market Appreciation/(Depreciation) (10)	62	95	11	(125)	43
Foreign Exchange and other (11)	110	(84)	538	513	1,077
Balance, End of Period	$56,310	$31,541	$28,795	$29,831	$146,477

*As of June 30, 2018, the Legacy Energy Funds had, in the aggregate, approximately $4.9 billion in AUM and $3.4 billion in Fee-Earning AUM. NGP VIII, NGP IX, or in the case of NGP M&R and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP, NGP XI, and NGP XII (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of June 30, 2018, the NGP management fee funds and carry funds had, in the aggregate, approximately $14.0 billion in AUM and $11.4 billion in Fee-Earning AUM.

See Notes at end of document.

Page | 21

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of June 30, 2018					As of June 30, 2018
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,024.3	2.4x	16%	13%	$7,612.6	$18,024.3	2.4x	16%
CP V	5/2007	$13,719.7	$13,190.9	$27,708.7	2.1x	18%	14%	$9,350.8	$25,045.6	2.7x	26%
CP VI	5/2012	$13,000.0	$12,671.5	$18,123.7	1.4x	19%	13%	$1,689.2	$4,334.4	2.6x	40%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.4	€4,124.7	2.0x	36%	20%	€1,883.8	€4,106.8	2.2x	43%
CEP III	12/2006	€5,294.9	€5,116.4	€11,714.1	2.3x	19%	14%	€4,389.9	€11,207.7	2.6x	21%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,628.2	$3,080.9	1.9x	11%	8%	$1,628.2	$3,080.9	1.9x	11%
CAP III	5/2008	$2,551.6	$2,543.2	$4,658.9	1.8x	17%	11%	$2,071.8	$4,260.2	2.1x	19%
CAP IV	11/2012	$3,880.4	$3,958.1	$5,791.2	1.5x	23%	15%	$185.1	$372.2	2.0x	42%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥212,302.1	1.5x	7%	4%	¥126,166.7	¥191,642.2	1.5x	7%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,465.0	2.3x	20%	14%	$1,080.7	$2,465.0	2.3x	20%
CGFSP II	4/2013	$1,000.0	$942.7	$1,422.6	1.5x	23%	15%	$283.1	$580.5	2.1x	33%
CEOF I	5/2011	$1,119.1	$1,168.2	$1,629.7	1.4x	12%	8%	$346.9	$824.6	2.4x	38%
CETP II	2/2007	€521.6	€437.4	€1,262.9	2.9x	28%	19%	€359.7	€1,180.2	3.3x	30%
CAGP IV	6/2008	$1,041.4	$954.1	$1,352.4	1.4x	9%	5%	$502.1	$932.8	1.9x	16%
All Other Funds (9)	Various		$4,865.4	$7,589.9	1.6x	16%	7%	$3,790.6	$6,125.0	1.6x	17%
Coinvestments and Other (10)	Various		$11,451.6	$25,276.3	2.2x	36%	33%	$6,958.3	$20,703.6	3.0x	36%
Total Fully Invested Funds			$79,819.4	$159,487.3	2.0x	26%	18%	$51,978.7	$128,217.4	2.5x	27%
Funds in the Investment Period (6)
CP VII	11/2017	$18,368.1	$31.9	$31.9	1.0x	NM	NM
CEP IV	8/2013	€3,669.5	€3,081.5	€4,194.4	1.4x	23%	12%
CAP V	10/2017	$6,554.2	$—	$—	n/a	n/a	n/a
CGP	12/2014	$3,588.0	$2,551.5	$2,879.6	1.1x	9%	6%
CJP III	8/2013	¥119,505.1	¥60,094.5	¥129,573.8	2.2x	29%	19%
CEOF II	3/2015	$2,400.0	$1,167.6	$1,426.4	1.2x	NM	NM
All Other Funds (11)	Various		$1,339.6	$1,865.4	1.4x	NM	NM
Total Funds in the Investment Period			$9,231.4	$12,270.7	1.3x	19%	9%	$664.2	$1,772.8	2.7x	46%
TOTAL CORPORATE PRIVATE EQUITY (13)			$89,050.8	$171,757.9	1.9x	26%	18%	$52,643.0	$129,990.2	2.5x	28%

Page | 22

Real Assets Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of June 30, 2018					As of June 30, 2018
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,845.9	3.5x	44%	30%	$522.5	$1,845.9	3.5x	44%
CRP IV	12/2004	$950.0	$1,270.0	$2,000.8	1.6x	7%	4%	$1,181.8	$1,949.1	1.6x	9%
CRP V	11/2006	$3,000.0	$3,405.0	$5,646.9	1.7x	12%	9%	$2,942.0	$4,964.8	1.7x	13%
CRP VI	9/2010	$2,340.0	$2,227.1	$4,045.7	1.8x	28%	20%	$1,605.7	$3,236.8	2.0x	33%
CRP VII	3/2014	$4,161.6	$3,472.8	$4,951.9	1.4x	22%	14%	$560.3	$1,093.8	2.0x	33%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€826.7	€132.3	0.2x	Neg
CEREP III	5/2007	€2,229.5	€2,051.8	€2,460.7	1.2x	4%	1%	€1,911.5	€2,365.2	1.2x	5%
CIP	9/2006	$1,143.7	$1,069.8	$1,433.9	1.3x	6%	3%	$1,013.4	$1,386.1	1.4x	6%
NGP X	1/2012	$3,586.0	$3,278.6	$4,319.0	1.3x	10%	6%	$1,382.9	$2,487.5	1.8x	25%
NGP XI	6/2014	$5,325.0	$4,378.7	$6,619.1	1.5x	34%	25%	$228.8	$471.3	2.1x	169%
Energy II	7/2002	$1,100.0	$1,334.8	$3,130.0	2.3x	81%	55%	$1,334.8	$3,130.0	2.3x	81%
Energy III	10/2005	$3,800.0	$3,569.7	$5,543.1	1.6x	10%	6%	$3,096.4	$5,044.7	1.6x	12%
Energy IV	12/2007	$5,979.1	$6,308.5	$8,430.9	1.3x	9%	5%	$4,877.0	$6,809.4	1.4x	6%
Renew II	3/2008	$3,417.5	$2,833.5	$4,270.4	1.5x	9%	5%	$1,479.3	$2,324.3	1.6x	12%
All Other Funds (14)	Various		$2,941.1	$3,307.7	1.1x	4%	Neg	$2,662.1	$3,021.9	1.1x	5%
Coinvestments and Other (10)	Various		$6,323.8	$10,531.2	1.7x	17%	13%	$4,370.9	$7,550.5	1.7x	20%
Total Fully Invested Funds			$46,909.1	$69,915.5	1.5x	13%	8%	$31,059.1	$49,048.3	1.6x	14%
Funds in the Investment Period (6)
CRP VIII	5/2017	$5,281.7	$495.1	$490.9	1.0x	NM	NM
CIEP I	9/2013	$2,500.0	$1,384.7	$2,246.9	1.6x	33%	17%
NGP XII	7/2017	$3,100.9	$592.6	$655.4	1.1x	NM	NM
CPP II	6/2014	$1,526.9	$646.6	$781.6	1.2x	NM	NM
CPI	5/2016	$1,622.9	$1,138.8	$1,303.1	1.1x	NM	NM
All Other Funds (15)	Various		$426.6	$371.9	0.9x	NM	NM
Total Funds in the Investment Period			$4,684.3	$5,849.8	1.2x	20%	8%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$51,593.4	$75,765.3	1.5x	13%	8%	$31,059.1	$49,048.3	1.6x	14%

Page | 23

Global Credit Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of June 30, 2018
Global Credit (Carry Funds Only)	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CSP II	6/2007	$1,352.3	$1,352.3	$2,474.6	1.8x	17%	11%
CSP III	8/2011	$702.8	$702.8	$1,194.5	1.7x	31%	20%
CEMOF I	12/2010	$1,382.5	$1,600.4	$1,426.0	0.9x	Neg	Neg
All Other Funds (16)			$1,446.5	$1,989.1	1.4x	12%	7%
Coinvestments and Other (10)			$1,029.6	$1,023.6	1.0x	NM	NM
Total Fully Invested Funds			$6,131.6	$8,107.8	1.3x	12%	6%
Funds in the Investment Period (6)
CSP IV	3/2016	$2,500.0	$912.5	$1,074.0	1.2x	NM	NM
CEMOF II	2/2015	$2,819.2	$954.7	$1,075.9	1.1x	NM	NM
All Other Funds			$439.2	$465.8	1.1x	NM	NM
Total Funds in the Investment Period			$2,306.4	$2,615.8	1.1x	NM	NM
TOTAL Global Credit			$8,438.0	$10,723.6	1.3x	12%	6%

Page | 24

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of June 30, 2018
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (12) (21)	Net IRR (8) (12)
	(Reported in Local Currency, in Millions)
AlpInvest
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,233.0	€6,969.2	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€4,808.7	€7,673.2	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€12,749.3	€20,692.3	1.6x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€5,109.2	€8,504.4	1.7x	17%	16%
Main Fund V - Fund Investments	2012	€5,080.0	€4,312.5	€5,761.7	1.3x	14%	13%
Main Fund VI - Fund Investments	2015	€1,106.4	€525.7	€597.6	1.1x	NM	NM
Main Fund I - Secondary Investments	2002	€519.4	€475.3	€896.5	1.9x	57%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,002.8	€1,833.1	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,341.3	€3,544.6	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,926.9	€3,298.0	1.7x	19%	19%
Main Fund V - Secondary Investments	2011	€4,272.8	€3,892.4	€6,408.0	1.6x	24%	22%
Main Fund II - Co-Investments	2003	€1,090.0	€901.7	€2,515.2	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,760.0	€3,858.0	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,331.3	€3,532.5	2.7x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,020.2	€2,440.2	2.4x	31%	29%
Main Fund VI - Co-Investments	2014	€1,114.6	€919.3	€1,698.4	1.8x	30%	27%
Main Fund II - Mezzanine Investments	2004	€700.0	€753.5	€1,039.9	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,951.7	€2,653.0	1.4x	10%	9%
All Other Funds (22)	Various		€2,213.5	€3,077.1	1.4x	14%	11%
Total Fully Committed Funds			€53,228.1	€86,993.0	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2017	€5,007.6	€986.6	€1,127.3	1.1x	NM	NM
Main Fund VII - Co-Investments	2017	€2,484.7	€426.1	€466.0	1.1x	NM	NM
All Other Funds (22)	Various		€726.4	€953.9	1.3x	22%	19%
Total Funds in the Commitment Period			€2,139.1	€2,547.2	1.2x	19%	14%
TOTAL ALPINVEST			€55,367.3	€89,540.2	1.6x	13%	12%
TOTAL ALPINVEST (USD) (23)			$64,651.2	$104,554.1	1.6x

Metropolitan Real Estate
Fully Committed Funds (18)	Various		$3,003.4	$3,911.0	1.3x	7%	4%
Funds in the Commitment Period (18)	Various		$127.0	$149.3	1.2x	NM	NM
TOTAL METROPOLITAN REAL ESTATE			$3,130.4	$4,060.3	1.3x	7%	4%

See Notes at end of document.

Page | 25

Remaining Fair Value Analysis (Unaudited)

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of June 30, 2018
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$13,390.6	1.3x	1.4x	97%	X		100%	Jun-13	21	May-18
CAP IV	$5,022.9	1.4x	1.5x	102%	X		100%	Jul-13	20	Nov-18
CEP IV	€3,424.7	1.3x	1.4x	84%	X		100%	Sep-14	16	Aug-19
CGP	$2,841.3	1.1x	1.1x	71%	X		100%	Jan-15	14	Dec-20
CP V	$2,734.5	0.7x	2.1x	96%	X	X	100%	Jun-07	45	May-13
CEOF II	$1,293.3	1.2x	1.2x	49%			80%	Nov-15	11	Mar-21
CEP III	€740.2	1.1x	2.3x	97%	X	X	100%	Jul-07	44	Dec-12
CJP III	¥91,530.6	1.9x	2.2x	50%	X		100%	Sep-13	20	Feb-20
CEOF I	$791.8	1.0x	1.4x	104%	X		80%	Sep-11	28	May-17
CGFSP II	$786.4	1.3x	1.5x	94%	X	X	100%	Jun-13	21	Dec-17
CAP III	$757.4	1.5x	1.8x	100%	X	X	100%	Jun-08	41	May-14
CP IV	$276.1	2.9x	2.4x	97%	X		80%	Apr-05	53	Dec-10
CJP II	¥17,235.0	1.1x	1.5x	86%			80%	Oct-06	47	Jul-12
All Other Funds (8)	$3,368.8	1.1x	2.1x		NM	NM
Coinvestment and Other (9)	$4,608.1	1.1x	2.2x		NM	NM
Total Corporate Private Equity (12)	$41,716.2	1.2x	1.9x

Real Assets
NGP XI	$5,917.3	1.5x	1.5x	82%	X		80%	Feb-15	14	Oct-19
CRP VII	$3,739.3	1.3x	1.4x	83%	X	X	80%	Jun-14	17	Mar-19
Energy IV	$2,606.0	0.9x	1.3x	105%	(X)		80%	Feb-08	42	Dec-13
CIEP I	$2,163.2	1.6x	1.6x	55%	X		80%	Oct-13	19	Sep-19
NGP X	$1,873.3	1.1x	1.3x	91%			80%	Jan-12	26	May-17
Renew II	$1,670.9	0.8x	1.5x	83%	(X)		80%	Mar-08	42	May-14
CRP V	$1,257.6	2.1x	1.7x	114%	X		50%	Nov-06	47	Nov-11
CPI	$1,220.9	1.1x	1.1x	n/a	X		50%	May-16	9	Apr-21
CRP VI	$739.0	1.3x	1.8x	95%	X	X	50%	Mar-11	30	Mar-16
CPP II	$661.1	1.2x	1.2x	42%			80%	Sep-14	16	Apr-21
NGP XII	$655.4	1.1x	1.1x	19%			80%	Nov-17	3	Oct-19
CRP IV	$584.8	3.8x	1.6x	134%			50%	Jan-05	54	Dec-09
CRP VIII	$490.9	1.0x	1.0x	9%			80%	Aug-17	4	May-22
CRP III	$452.0	136.5x	3.5x	93%	X	X	50%	Mar-01	70	May-05
Energy III	$278.0	0.4x	1.5x	94%	(X)		80%	Nov-05	51	Oct-11
CEREP III	€133.5	1.0x	1.2x	92%			67%	Jun-07	45	May-11
All Other Funds (10)	$681.8	0.8x	1.3x		NM	NM
Coinvestment and Other (9)	$2,760.7	1.2x	1.7x		NM	NM
Total Real Assets (12)	$27,908.1	1.2x	1.5x

Global Credit
CEMOF II	$995.3	1.0x	1.1x	34%			100%	Dec-15	11	Feb-20
CSP IV	$820.5	1.1x	1.2x	37%	X		100%	Feb-17	6	Dec-20
CEMOF I	$720.2	0.5x	0.9x	116%			100%	Dec-10	31	Dec-15
CSP III	$347.5	1.2x	1.7x	100%	X	X	80%	Dec-11	27	Aug-15
All Other Funds (11)	$539.3	1.0x	1.5x		NM	NM
Coinvestment and Other (9)	$853.7	0.8x	1.0x		NM	NM
Total Global Credit	$4,276.5	0.9x	1.3x

See Notes at end of document.

Page | 26

Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended June 30, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$859.0	$45.0	$4.4	(a)	$908.4
Expenses	$558.9	$91.9	$54.6	(b)	$705.4
Other income	$—	$40.7	$—	(c)	$40.7
Economic income (loss)	$300.1	$(6.2)	$(50.2)	(d)	$243.7	(1)

	Three Months Ended September 30, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$547.5	$44.7	$47.7	(a)	$639.9
Expenses	$344.8	$52.3	$95.5	(b)	$492.6
Other income	$—	$18.6	$—	(c)	$18.6
Economic income (loss)	$202.7	$11.0	$(47.8)	(d)	$165.9	(1)

	Three Months Ended December 31, 2017
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$971.1	$45.1	$(8.4)	(a)	$1,007.8
Expenses	$604.7	$43.2	$(23.1)	(b)	$624.8
Other income	$—	$47.1	$(35.1)	(c)	$12.0
Economic income (loss)	$366.4	$49.0	$(20.4)	(d)	$395.0	(1)

	Three Months Ended March 31, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$653.9	$47.3	$1.6	(a)	$702.8
Expenses	$484.9	$44.3	$50.1	(b)	$579.3
Other income	$—	$2.0	$—	(c)	$2.0
Economic income (loss)	$169.0	$5.0	$(48.5)	(d)	$125.5	(1)

	Three Months Ended June 30, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$840.2	$53.6	$(0.2)	(a)	$893.6
Expenses	$568.1	$62.0	$23.6	(b)	$653.7
Other income	$—	$12.9	$—	(c)	$12.9
Economic income (loss)	$272.1	$4.5	$(23.8)	(d)	$252.8	(1)

1)	The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Economic Income.

Page | 27

Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents fund management fees and performance revenues earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect the reimbursement of certain costs incurred on behalf of Carlyle funds on a net basis, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of principal investment income until Urbplan was deconsolidated during 2017, the inclusion of tax expenses associated with certain performance revenues, and adjustments to reflect Carlyle’s ownership interests in Claren Road (until January 2017) that were included in Revenues in the Partnership's segment reporting.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of certain tax expenses associated with performance revenues compensation, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions, adjustments to reflect the reimbursement of certain costs incurred on behalf of Carlyle funds on a net basis, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of principal investment income until Urbplan was deconsolidated during 2017, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road (until January 2017), as detailed below:

	Three Months Ended
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
	(Dollars in millions)
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	$58.5	$58.3	$57.4	$50.1	$18.4
Acquisition related charges, including amortization of intangibles and impairment	9.2	7.2	10.5	4.6	9.2
Other non-operating expense (income)	0.1	—	(71.5)	0.3	0.3
Tax (expense) benefit associated with performance revenues	(2.4)	(1.7)	(2.2)	(2.1)	3.8
Non-Carlyle economic interests in acquired businesses and other adjustments to present certain costs on a net basis	(4.9)	46.2	(13.1)	4.0	4.3
Severance and other adjustments	7.5	0.6	2.3	1.6	4.3
Elimination of expenses of Consolidated Funds	(13.4)	(15.1)	(6.5)	(8.4)	(16.7)
	$54.6	$95.5	$(23.1)	$50.1	$23.6

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

Page | 28

(d)	Reconciliation for Economic Income and Distributable Earnings (Unaudited)

	Three Months Ended					Twelve Months Ended
	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2018
	(Dollars in millions)
Income before provision for income taxes	$243.7	$165.9	$395.0	$125.5	$252.8	$939.2
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	58.5	58.3	57.4	50.1	18.4	184.2
Acquisition related charges, including amortization of intangibles and impairment	9.2	7.2	10.5	4.6	9.2	31.5
Other non-operating expense (income)[1]	0.1	—	(71.5)	0.3	0.3	(70.9)
Tax expense associated with performance revenues	(2.4)	(1.7)	(2.2)	(2.1)	3.8	(2.2)
Net income attributable to non-controlling interests in consolidated entities	(16.5)	(27.6)	(25.1)	(11.0)	(16.7)	(80.4)
Severance and other adjustments	7.5	0.6	2.3	1.6	4.3	8.8
Economic Income	$300.1	$202.7	$366.4	$169.0	$272.1	$1,010.2
Net performance revenues	299.4	147.0	337.3	160.0	249.6	893.9
Principal investment income (loss)	31.2	(35.3)	40.7	29.6	25.3	60.3
Equity-based compensation	36.7	30.4	26.7	37.7	50.0	144.8
Net interest	14.0	11.6	11.6	11.1	10.6	44.9
Reserve for Litigation and Contingencies	—	(25.0)	—	—	—	(25.0)
Fee Related Earnings	$20.2	$108.0	$26.7	$28.2	$57.8	$220.7
Realized net performance revenues	182.1	216.9	118.3	103.1	49.6	487.9
Realized principal investment income (loss)	10.6	(53.4)	22.4	18.7	17.7	5.4
Net interest	(14.0)	(11.6)	(11.6)	(11.1)	(10.6)	(44.9)
Distributable Earnings	$198.9	$259.9	$155.8	$138.9	$114.5	$669.1

1)
Included in other non-operating expense (income) for the three months ended December 31, 2017 is a $71.5 million adjustment for the revaluation of the tax receivable agreement liability as a result of the passage of the Tax Cuts and Jobs Act of 2017.

Page | 29

The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of June 30, 2018
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$876.8	$—	$—	$876.8
Cash and cash equivalents held at Consolidated Funds	—	395.3	—	395.3
Restricted cash	1.7	—	—	1.7
Corporate treasury investments	343.5	—	—	343.5
Investments, including accrued performance allocations of $3,900.3 million	5,897.6	—	(250.0)	5,647.6
Investments of Consolidated Funds	—	5,248.3	—	5,248.3
Due from affiliates and other receivables, net	309.4	—	(6.2)	303.2
Due from affiliates and other receivables of Consolidated Funds, net	—	117.5	—	117.5
Fixed assets, net	95.9	—	—	95.9
Deposits and other	58.5	—	—	58.5
Intangible assets, net	29.9	—	—	29.9
Deferred tax assets	176.2	—	—	176.2
Total assets	$7,789.5	$5,761.1	$(256.2)	$13,294.4
Liabilities and partners’ capital
Debt obligations	$1,591.9	$—	$—	$1,591.9
Loans payable of Consolidated Funds	—	4,835.1	—	4,835.1
Accounts payable, accrued expenses and other liabilities	365.7	—	—	365.7
Accrued compensation and benefits	2,346.7	—	—	2,346.7
Due to affiliates	170.0	—	—	170.0
Deferred revenue	62.0	—	—	62.0
Deferred tax liabilities	69.7	—	—	69.7
Other liabilities of Consolidated Funds	—	666.8	—	666.8
Accrued giveback obligations	63.2	—	—	63.2
Total liabilities	4,669.2	5,501.9	—	10,171.1

Total partners’ capital	3,120.3	259.2	(256.2)	3,123.3
Total liabilities and partners’ capital	$7,789.5	$5,761.1	$(256.2)	$13,294.4

Page | 30

NOTES

Non-GAAP Financial Measures

This press release contains financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in our most recent Annual Report on Form 10-K filed with the SEC.
Note on Carlyle Consolidated GAAP Results (Page 2)

(1)
Income before provision for income taxes is the GAAP measure that is most directly comparable to both Economic Income (EI) and Distributable Earnings, both of which management uses to measure the performance of the business.  In most periods, income before provision for income taxes will be lower than EI principally due to excluding from EI equity compensation from awards issued in conjunction with the initial public offering, acquisitions and strategic investments, as well as other acquisition-related charges, including amortization of intangibles and impairment, corporate actions, and infrequently occurring or unusual events.  In periods of positive earnings, net income attributable to The Carlyle Group L.P. Common Unitholders typically will be lower than EI as net income attributable to The Carlyle Group L.P. Common Unitholders only includes the portion of earnings (approximately 30% before taxes as of June 30, 2018) that is attributable to the public unitholders whereas the calculation of EI reflects the adjusted earnings attributable to all unitholders.  A full reconciliation is included on page 29.

Notes on Non-GAAP Operating Results (Page 3)

(1)
Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests and without the impact of the Tax Cuts and Jobs Act of 2017.

(2)
Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.

(3)	Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.

Notes on Carry Fund Appreciation and Net Accrued Performance Revenues (Page 4)

(1)
Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.

(2)
We generally earn performance revenues from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as performance allocations, or carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform.

(3)	Natural Resources is comprised of NGP, infrastructure, power and international energy funds.

(4)	Other primarily reflects the impact of foreign exchange translation.

Page | 31

Note on Carlyle All Segment Results (Page 5)

(1)
Includes a $(25) million reduction to the reserve for ongoing litigation and contingencies taken in Q3 2017, which was allocated to the segments in the following manner: Corporate Private Equity $(13) million, Real Assets $(6) million, Global Credit $(4) million and Investment Solutions $(2) million.

Note on Investment Solutions (Page 9)

(1)	Includes Mezzanine funds.
Notes on Total Assets Under Management (Page 11)

(1)	Primarily comprised of expiring dry powder, the impact of capital calls for fees and expenses and changes in gross asset value for our business development companies.

(2)
Available capital refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.

(3)
Remaining Fair Value reflects the unrealized carrying value of investments for all carry funds, related co-investment vehicles and separately managed accounts, the aggregate collateral balance of our CLOs and the gross asset value of our business development companies.

(4)	The In-Carry Ratio represents percentage of Remaining Fair Value in an accrued carry position.

(5)
Reflects the percentage of Remaining Fair Value attributable to investments originated in Q2 2014 or prior. Investments that include follow-on tranches are fully recognized based on the date of the initial investment activity.

Notes on Balance Sheet Highlights (Page 12)

(1)
Corporate Treasury Investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with original maturities of greater than three months when purchased.

(2)	Included in our on-balance sheet investments is approximately $326 million of loans attributable to Carlyle Holdings used to finance our investments in CLOs.

Notes on Total AUM Roll Forward (Page 21)

(1)
New Commitments reflects the impact of gross fundraising during the period. For funds or vehicles denominated in foreign currencies, this reflects translation at the average quarterly rate, while the separately reported Fundraising metric is translated at the spot rate for each individual closing.

(2)	Outflows includes distributions in our carry funds and related co-investment vehicles, the NGP management fee funds and separately managed accounts, as well as runoff of CLO collateral balances.

(3)
Market Appreciation/(Depreciation) generally represents realized and unrealized gains (losses) on portfolio investments in our carry funds and related co-investment vehicles, the NGP management fee funds and separately managed accounts.

(4)
Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(5)	Includes expiring available capital, the impact of capital calls for fees and expenses, change in gross asset value for our business development companies and other changes in AUM.

Page | 32

(6)
The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of March 31, 2018) as provided by their general partners, plus the net cash flows since the latest valuation, up to June 30, 2018.

Notes on Fee-Earning AUM Roll Forward (Page 21)

(7)
Inflows represent limited partner capital raised and capital invested by our carry funds and the NGP management fee funds outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include funds raised of $10 billion, which are not yet earning fees.

(8)
Outflows represent limited partner distributions from our carry funds and the NGP management fee funds, changes in basis for our carry funds where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.

(9)	Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.

(10)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.

(11)
Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(12)
Energy II, Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committees of Energy II and Energy III, but the investment period for these funds has expired and the remaining investments in such funds are being disposed of in the ordinary course of business.

Notes on Fund Performance Tables (Page 22)

(1)
The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Credit segment our first carry fund was formed in 2004.

(2)	Represents the original cost of investments since inception of the fund.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)
An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross

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IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6)
Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)
Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8)
Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund.

(9)	Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, CPF I, Mexico, CBPF, and MENA.

(10)	Includes coinvestments and certain other stand-alone investments arranged by us.

(11)
Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CSSAF (April 2012) , CCI (December 2012), CETP III (May 2014), CAGP V (May 2016), CGFSP III (June 2017), and CBPF II (November 2017).

(12)
For funds marked “NM,” IRR may be positive or negative, but is not considered meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.

(13)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14)	Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Renew I and Energy I.

(15)	Aggregate includes NGP GAP, CCR, and CER. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP, October 2016 for CCR, and December 2017 for CER.

(16)	Aggregate includes the following funds: CMP I, CMP II, CSP I, and CASCOF.

(17)	Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(18)	Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(19)
Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team, as well as real estate primary fund investments, secondary fund investments and co-investments originated by the Metropolitan Real Estate team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of June 30, 2018, these excluded investments represent $0.2 billion of AUM at AlpInvest.

(20)	To exclude the impact of FX, all AlpInvest foreign currency cash flows have been converted to Euro at the reporting period spot rate.

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(21)
Gross Internal Rate of Return ("Gross IRR") represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, before management fees, expenses and carried interest at the AlpInvest/Metropolitan Real Estate level.

(22)
Aggregate includes Main Fund VII - Fund Investments, Main Fund VIII - Fund Investments, Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(23)	Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.
Notes on Remaining Fair Value Analysis (Page 26)

(1)
Remaining Fair Value reflects the unrealized carrying value of investments for Corporate Private Equity, Real Assets and Global Credit carry funds and related co-investment vehicles. Significant funds with remaining fair value of greater than $100 million are listed individually.

(2)	Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by remaining investment cost.

(3)
Total MOIC represents total fair value (realized proceeds combined with remaining fair value), before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(4)	Represents cumulative invested capital as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.

(5)	Fund has a net accrued performance revenue balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.

(6)	Fund has generated realized net performance revenues/(realized giveback) in the last twelve months.

(7)	Represents the date of the first capital contribution for management fees.

(8)
Aggregate includes the following funds: CMG, CP I, CP II, CP III, CP VII,. CEP I, CEP II, CAP I, CAP II, CBPF, CBPF II, CJP I, CEVP, CETP I, CETP II, CETP III, CCI, CAVP I, CAVP II, CAGP III, CAGP IV, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CGFSP I, CGFSP III, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(9)
Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(10)
Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CER, CAREP I, CAREP II, CCR, CPOCP, CGIOF, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(11)
Aggregate includes the following funds: CSP I, CSP II, CMP I, CMP II, CSC, CCOF, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(12)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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